EXHIBIT 10.64
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement (the “Amendment”) is entered into effective as of July 16, 2007 (the “Effective Date”), by and between Jean-Loup Romet-Lemonne (the “Executive”) and IDM Pharma, Inc., a Delaware corporation (the “Company”).
Recitals
     A. The Company and the Executive have executed that certain Employment Agreement dated as of April 21, 2005 (the “Original Agreement”).
     B. In consideration of the premises, and other good and valuable consideration, receipt of which is hereby acknowledged by the parties, the Company and the Executive desire to amend the Original Agreement and provide for Executive’s resignation from the Company’s Board of Directors as specified herein, in each case effective as of the Effective Date.
Agreement
     The Company and the Executive, intending to be legally bound, agree as follows effective as of the Effective Date:
1. Amendment of Original Agreement.
          (a) Deletion of Sections 2.2 and 2.3. Sections 2.2 and 2.3 of the Original Agreement are hereby deleted in their entirety.
          (b) Amendment of Section 4.4.4. The first paragraph of Section 4.4.4 of the Original Agreement is hereby amended to read as follows:
     “4.4.4 With Good Reason. If the Executive resigns with Good Reason, then the Company shall pay the Executive’s Base Salary and accrued and unused vacation earned through the date of termination, at the rate in effect at the time of termination subject to standard deductions and withholdings. In addition, subject to the limitations stated in Section 4.4.6 herein and upon the Executive’s furnishing to the Company, an effective waiver and release of claims (a form of which is attached hereto as Exhibit A), within the time period set forth therein, but in no event later than forty-five (45) days following termination (the “Release”), and such Release becoming effective in accordance with its terms, the Executive shall be entitled to:”
          (c) Amendment of Section 4.4.5. The first paragraph of Section 4.4.5 of the Original Agreement is hereby amended to read as follows:
     “4.4.5 Without Cause. If the Company terminates the Executive’s employment without Cause, the Company shall pay the Executive’s Base Salary and accrued and unused vacation earned through the date of termination, at the rate in effect at the time of termination subject to standard deductions and withholdings. In addition, subject to the limitations stated in Section 4.4.6 herein and upon the Executive’s furnishing to the Company the Release within the time period set forth therein, but in no event later than forty-five (45) days following termination, and such Release becoming effective in accordance with its terms, the Executive shall be entitled to:”
          (d) Amendment of Section 4.4.5(i). Section 4.4.5(i) of the Original Agreement is hereby amended to read in its entirety as follows:
     “(i) continuation of the Executive’s annual Base Salary in effect at the time of termination for a period beginning upon the Effective Date of the Release and continuing for twenty four (24) months thereafter (the “Without Cause Severance Period”), less standard deductions and withholdings, paid pursuant to the Company’s standard payroll practices; and”
          (e) Amendment of Section 4.5.2. Section 4.5.2 of the Original Agreement is hereby amended to read in its entirety as follows:
     “4.5.2 Good Reason. For purposes of this Agreement, Executive shall have “Good Reason” for Executive’s resignation if: (w) any of the following occurs without Executive’s consent; (x) Executive notifies the Company in writing that Executive intends to terminate his employment no earlier than thirty (30) days after providing the notice required by Section 4.2.1 of this Agreement; (y) the Company does not cure such condition within thirty (30) days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition, and (z) the Executive resigns from employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so:
     (i) without the Executive’s consent, a material reduction in the Executive’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction;
     (ii) without the Executive’s consent, the relocation of the Executive’s principal place of business to a point that is not within thirty five (35) miles of either 5820 Nancy Ridge Drive, San Diego, California, or 9 Parker, Irvine, California;
     (iii) a material reduction by the Company of the Executive’s base salary as initially set forth herein or as the same may be increased from time to time, provided that if such reduction occurs in connection with a Company wide decrease in Executive salaries and the percent decrease in the Executive’s base salary does not exceed the percent decrease in base salary of any other executive of the Company such reduction will not constitute Good Reason to terminate Executive’s employment for purposes of this Agreement; or
     (iv) a material breach by the Company of Section 6 of this Agreement.”
          (f) Amendment of Section 6: The following provision is added to the end of Section 6 of the Original Agreement:
     “The Company shall obtain the assumption of this Agreement by any successor or assign of the Company. which shall agree to assume the obligations and perform all of the terms and conditions of this Agreement.”
          (g) New Section 19: A new Section 19 is hereby added to the Original Agreement as follows:
     “19. Deferred Compensation. Severance benefits payable pursuant to this Agreement, to the extent of payments made from the date of termination of Executive’s employment through March 15th of the calendar year following such termination, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations and thus payable pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations; to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations made upon an involuntary termination from service and payable pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations, to the maximum extent permitted by said provision, with any excess amount being regarded as subject to the distribution requirements of Section 409A(a)(2)(A) of the Code, including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment to Executive be delayed until 6 months after Executive’s separation from service if Executive is a “specified employee” within the meaning of the aforesaid section of the Code at the time of such separation from service.”
     2. Board Resignation and Removal.
          (a) Resignation. By executing this Amendment, Executive hereby resigns from the Company’s Board of Directors as of the Effective Date
          (b) Removal from Board. As of the Effective Date the Executive shall be automatically removed from the Board without the necessity of any formal action by the Board.
     3. Miscellaneous Provisions.
          (a) Original Agreement. The Original Agreement, as amended by this Amendment, shall continue in full force and effect after the date hereof. This Amendment shall not affect the Executive’s execution of that certain Waiver and Release signed on June 5, 2007 (the “Release”), which shall remain in full force and effect, nor the Executive’s entitlement to benefits pursuant to Section 4.4.5 the Original Agreement (as modified by section 1(d) of this Amendment) based on the execution of the Release.
          (b) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in the Original Agreement, as amended by this Amendment, have been made or entered into by either party with respect to the subject matter of this Amendment.
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     In Witness Whereof, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, effective as of the day and year first above written.

“Company”

IDM Pharma, Inc.

By:	/s/ Sylvie Grégoire
[Name]

Title: Chairman of the Board

“Executive”

/s/ Jean-Loup Romet-Lemonne

Jean-Loup Romet-Lemonne